Contact:	Fred Schapelhouman
Insightful Corporation
(206) 283-8802
investor@insightful.com

INSIGHTFUL ANNOUNCES 2003 FOURTH QUARTER AND YEAR END RESULTS

Reports Growth and Profitability

SEATTLE – March 4, 2003 - Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced its financial results for the fourth quarter and 2003.

Insightful achieved revenues of $4.6 million for its fourth quarter representing an increase of 8% over the fourth quarter of 2002. The Company achieved net income of $0.2 million as compared to a $1.1 million net loss in the prior year quarter. Excluding non-cash impairment charges, the Company would have reported net income of $0.7 million in the fourth quarter of 2003 compared to a net loss of $0.3 million in the prior year quarter.

“We are pleased with our fourth quarter growth and return to profitability,” said Jeff Coombs, president and CEO of Insightful. “Sales of the S-PLUS product family at the high-end are particularly encouraging. Strong sales of servers, vertical application modules and Insightful Miner demonstrate that we are delivering on our mission to drive S-PLUS beyond its traditional use for analytic model prototyping and into production environments. We are also encouraged that international revenue grew despite the mid-year 2003 cost reductions in Europe.”

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Insightful Announces 2003 Results	Page 2

Quarterly Highlights:
  Fourth quarter software-related revenues, including licenses and maintenance, amounted to $3.8 million, representing a 10% increase from the prior year quarter.
  Professional service revenues for the quarter amounted to $0.8 million, flat with the year prior fourth quarter.
  The company closed the year with $7.1M in cash as compared to $6.8 million at the close of the prior year.
  At the onset of the fourth quarter, Jeff Coombs was appointed Interim President and CEO, replacing Shawn Javid, who resigned from the company and the board
Data Analysis:
  Total Data Analysis revenues increased 11% from the fourth quarter of 2002 to $4.5 million.
    Data Analysis software-related revenues increased 14% from the fourth quarter of 2002 to $3.7 million.
    Data analysis license revenue growth was driven mostly by higher-end products. Combined license sales of S-PLUS® modules such as S+FinMetrics™ and S+ArrayAnalyzer™ and our other higher-end products Insightful Miner, StatServer®, and S-PLUS Analytic Server® grew 63%, achieving their highest levels ever.
    Significant fourth quarter customers included Novartis International AG, Commerzbank, ABN Amro, Unilever, France Telecom, Centocor, Pfizer, Inc., Aventis, National City Corporation, Amgen Inc., Purdue Pharma L.P., and Johnson & Johnson.

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Insightful Announces 2003 Results	Page 2

InFact Text Analysis
  Total revenues for InFact amounted to $0.1 million in the fourth quarter as compared to $0.2 million for the prior year fourth quarter. Annual InFact revenues were $0.6 million for 2003 as compared to $0.2 million for 2002.
ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, Insightful Miner, StatServer®, S-PLUS Analytic Server® and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.  The company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

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Insightful Announces 2003 Results	Page 4

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NOTE TO INVESTORS: FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about the effect of our reorganization in Europe on our growth, the ability of our software to scale to large data sets and larger numbers of users, and the acceptance of our products for use in production environments. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to customer acceptance of our software; errors or defects in our products; and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the period ended September 30, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
DRAFT

	Three Months Ended		Twelve Months Ended

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Revenues:
Software licenses	$2,122	$1,843	$7,645	$6,151
Software maintenance	1,630	1,575	6,641	5,955
Professional services and other	831	832	2,931	4,288

Total revenues	4,583	4,250	17,217	16,394

Cost of Revenues:
Software related	449	318	1,944	1,360
Professional services and other	519	818	2,546	4,006

Total cost of revenues	968	1,136	4,490	5,366

Gross profit	3,615	3,114	12,727	11,028

Operating Expenses:
Sales and marketing	1,560	1,852	6,919	7,002
Research and development	1,372	1,726	6,469	7,918
Less—Funded research	(1,043)	(921)	(4,307)	(4,674)

Research and development, net	329	805	2,162	3,244
General and administrative	1,119	773	3,559	3,073
Amortization of other intangibles	25	67	212	212
Loss from impairment of goodwill	462	800	462	800
Restructuring-related charges	-	-	911	501

Total operating expenses	3,495	4,297	14,225	14,832

Income (loss) from operations	120	(1,183)	(1,498)	(3,804)
Interest and Other Income	92	22	189	128
Interest Expense	(5)	(14)	(21)	(33)

Income (loss) before income taxes	207	(1,175)	(1,330)	(3,709)
Income Tax provision	(1)	(48)	106	(201)

Income (loss) from continuing operations	208	(1,127)	(1,436)	(3,508)

Discontinued Operations:
Loss from discontinued operations, net of tax	-	-	137	-
Gain on disposal of discontinued operations, net of tax	-	-	-	427

Net Income (loss)	$208	$(1,127)	$(1,573)	$(3,081)

Basic and Diluted Net Income (loss) per Share - Continuing Operations	$0.02	$(0.10)	$(0.13)	$(0.31)

Basic and Diluted Net Income (loss) per Share -Discontinued Operations	$-	$-	$(0.01)	$0.04

Basic and Diluted Net Income (loss) per Share	$0.02	$(0.10)	$(0.14)	$(0.27)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	11,427	11,313	11,404	11,287

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
DRAFT

	December 31,	December 31,
	2003	2002

ASSETS
Current Assets:
Cash and cash equivalents	$7,139	$6,819
Accounts receivable, net	3,210	2,346
Other receivables	726	955
Inventories	130	102
Prepaid expenses	292	204

Total current assets	11,497	10,426
Property and Equipment, net	984	2,055
Goodwill and Other Intangibles, net	922	1,506
Other Assets	53	49

	$13,456	$14,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$129	$129
Accounts payable	914	1,030
Accrued expenses and other current liabilities	2,762	2,371
Deferred revenue	5,633	4,780
Total current liabilities	9,438	8,310
Long-term debt, less current portion	161	289
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value—
Authorized—1,000,000 shares
Issued and outstanding—none	—	—
Common stock, $0.01 par value—
Authorized—20,000,000 shares
Issued and outstanding—11,474,444 and 11,518,277 shares at December 31, 2003 and December 31, 2002, respectively	115	115
Additional paid-in capital	34,319	34,316
Deferred stock-based compensation	-	(162)
Accumulated deficit	(30,454)	(28,881)
Cumulative translation adjustment	(123)	49

Total stockholders’ equity	3,857	5,437

	$13,456	$14,036